Exhibit 10.1

AMENDMENT TO LEASE

This AMENDMENT TO LEASE (this “Amendment”) dated as of August 16th, 2023 (the “Effective Date”) between RXR HB OWNER LLC, having an office c/o RXR Realty LLC, 625 RXR Plaza, Uniondale, New York 11556 (“Landlord”), and Y-MABS THERAPEUTICS, INC., having an office at 230 Park Avenue, New York, New York 10169 (“Tenant”).

W I T N E S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of January 10, 2018 (the “Existing Lease”) pursuant to which Tenant leases a portion of the thirty-third (33rd) floor (the “Premises”) of the building known as 230 Park Avenue, New York, New York (the “Building”), all as more particularly described in the Existing Lease; and

WHEREAS, Landlord and Tenant desire to modify the Existing Lease to (i) extend the term of the Existing Lease, and (ii) otherwise modify the terms and conditions of the Existing Lease, all as hereinafter set forth (the Existing Lease, as modified by this Amendment, the “Lease”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.Capitalized Terms.  All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Existing Lease.  All references to “the Lease” or “this Lease” in the Existing Lease or in this Amendment shall be deemed to mean the Existing Lease, as amended by this Amendment.

2.Extension of Term; Rent.  (a) The term of the Existing Lease is hereby extended for the 12-month period (the “Extension Period”) commencing on May 1, 2024 and expiring on April 30, 2025 (the “Extended Expiration Date”), or such earlier date upon which the term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Existing Lease, as modified by this Amendment.  All references in the Existing Lease to Expiration Date shall be deemed to be references to the Extended Expiration Date and all references to “term” or “term of this Lease” or words of similar import shall be deemed to refer to the term of the Existing Lease as extended by the Extension Period.

3.Terms.  (a) During the Extension Period, Tenant shall lease the Premises upon all of the terms and conditions of the Existing Lease, including, without limitation the payment of all Additional Rent, except that Fixed Rent shall be in the amount of $407,915.20 per year, payable in equal monthly installments of $33,992.93.

(b)Tenant acknowledges that it is currently occupying the Premises pursuant to the Existing Lease and accepts same in its current as-is condition. Landlord has no obligation to perform any work, supply any materials, incur any expenses or make any alterations or improvements to the Premises in connection with Tenant’s continued occupancy thereof during the Extension Period.

(c) Each reference in the Existing Lease to “this Lease”, “herein”, “hereunder” or words of similar import shall be deemed to refer to the Lease.

4.Brokerage.  Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment, except RXR Property Management LLC (the “Broker”) and that to the best of its knowledge, no other broker negotiated this Amendment or is entitled to any fee or commission in connection herewith.  Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (except the Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, and the above representation being false.  The provisions of this Section 4 shall survive the expiration or earlier termination of the term of the Lease.

5.Miscellaneous.  (a)Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Existing Lease and such terms shall remain in full force and effect as modified hereby.  If there is any inconsistency between the terms of this Amendment and the terms of the Existing Lease, the terms of this Amendment shall be controlling and prevail.

(b)This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

(c)Tenant represents and warrants to Landlord that as of the Effective Date, there are no defaults existing under the Lease.

(d)This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.  Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this Amendment shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of this Amendment by email transmission shall in all events deliver to the other parties an original signature promptly upon request.

(e)This Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have delivered a fully executed counterpart of this Amendment to Tenant.

(f)This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

(g)This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

(h)The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

[NO FURTHER TEXT ON THIS PAGE].

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

RXR HB OWNER LLC

By: /s/ FRANK PUSINELLI

Name: Frank Pusinelli

Title:  Authorized Person

August 16, 2023

TENANT:

Y-MABS THERAPEUTICS, INC.

By:/s/ THOMAS GAD

Name:

Title: CEO, interim

Date: Aug 20, 2023

TENANT:

Y-MABS THERAPEUTICS, INC.

By:/s/ BO KRUSE

Name: Bo Kruse

Title: CFO

Date: Aug 10, 2023